EXHIBIT 5.2

                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                 410-539-2530                    WASHINGTON
                              FAX: 410-539-0489                   NEW YORK
                                                                PHILADELPHIA
                                                                   EASTON


                                              June 19, 1997


Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts  02158

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109

                  Re:  Registration Statement on Form S-3 of
                       Health and Retirement Properties Trust

Ladies and Gentlemen:

         We have acted as counsel to Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 3,898,840 common shares of beneficial interest, $.01 par value, of the Company (the "Shares") to be offered and sold by certain selling shareholders from time to time.

         In our capacity as Maryland counsel, we have reviewed the following:

          (a) The Declaration of Trust of the Company certified by an officer of the Company, as amended to date (the "Declaration of Trust");

          (b) A copy of the By-laws of the Company certified by an officer of the Company, as in effect on the date hereof (the "By-laws");

          (c)  The Registration Statement;






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                                                                Piper & Marbury
                                                                      L.L.P.

Health and Retirement Properties Trust
Sullivan & Worcester LLP
June 19, 1997
Page 2




          (d) The Agreement of Merger between the Company and Government Property Investors, Inc. dated as of February 17, 1997, as amended by Amendment No. 1 to Agreement of Merger dated March 25, 1997;

          (e) Certified resolutions of the Board of Trustees of the Company authorizing the issuance of the Shares and the Registration Statement;

          (f) A good standing certificate for the Company, dated June 19, 1997, issued by the Maryland State Department of Assessments and Taxation;

          (g)  An  Officer's  Certificate  of the  Company  dated as of the date
               hereof   as  to   certain   factual   matters   (the   "Officer's
               Certificate"); and

          (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Officer's Certificate. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act.

         On the basis of the foregoing we are of the opinion that:

         1. The Company has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

         2. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the State of Maryland, exclusive of securities or "blue sky" laws. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We hereby consent to





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                                                                 Piper & Marbury
                                                                     L.L.P.

Health and Retirement Properties Trust
Sullivan & Worcester LLP
June 19, 1997
Page 3


the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                              Very truly yours,

                                              /s/ Piper & Marbury L.L.P.